Exhibit 99.1
FOR IMMEDIATE RELEASE

Cardinal Health Reports Third Quarter Fiscal Year 2024 Results
and Raises Fiscal Year 2024 Non-GAAP EPS Guidance

•Revenue increased 9% to $54.9 billion
•GAAP1 operating earnings were $367 million; GAAP diluted EPS was $1.05
•Non-GAAP operating earnings increased 10% to $666 million; non-GAAP diluted EPS increased 20% to $2.08
•Fiscal year 2024 non-GAAP EPS guidance2 raised and narrowed to $7.30 to $7.40, from $7.20 to $7.35
•Company provides preliminary fiscal year 2025 non-GAAP EPS guidance of at least $7.50

DUBLIN, Ohio, May 2, 2024 – Cardinal Health (NYSE: CAH) today reported third quarter fiscal year 2024 revenues of $54.9 billion, an increase of 9% from the third quarter of fiscal year 2023. Third quarter GAAP operating earnings were $367 million and GAAP diluted earnings per share (EPS) were $1.05, which included a non-cash, pre-tax goodwill impairment of $90 million related to the Global Medical Products and Distribution (GMPD) segment as a result of the reallocation of goodwill related to the reporting structure update. Third quarter non-GAAP operating earnings increased 10% to $666 million driven by growth in Global Medical Products and Distribution segment profit and Pharmaceutical and Specialty Solutions segment profit. Non-GAAP diluted EPS increased 20% to $2.08, primarily due to the growth in non-GAAP operating earnings and a lower share count.

"In Q3, we delivered broad-based growth, including solid profit growth in Pharmaceutical and Specialty Solutions, on top of an exceptionally strong quarter from a year ago," said Jason Hollar, CEO of Cardinal Health. "We were also pleased to see the ongoing acceleration in GMPD. With confidence in our outlook for the year, we are raising and narrowing our FY24 EPS guidance and providing preliminary guidance for FY25 that reflects the strength and resiliency of our company."

Q3 FY24 summary

	Q3 FY24	Q3 FY23	Y/Y
Revenue	$54.9 billion	$50.5 billion	9%
Operating earnings	$367 million	$572 million	(36)%
Non-GAAP operating earnings	$666 million	$606 million	10%
Net earnings attributable to Cardinal Health, Inc.	$258 million	$345 million	(25)%
Non-GAAP net earnings attributable to Cardinal Health, Inc.	$509 million	$447 million	14%
Effective Tax Rate	24.2%	36.3%
Non-GAAP Effective Tax Rate	20.4%	22.4%
Diluted EPS attributable to Cardinal Health, Inc.	$1.05	$1.34	(22)%
Non-GAAP diluted EPS attributable to Cardinal Health, Inc.	$2.08	$1.74	20%

Cardinal Health

Segment results3

Pharmaceutical and Specialty Solutions segment

	Q3 FY24		Q3 FY23		Y/Y
Revenue	$50.7	billion	$46.5	billion	9%
Segment profit	$580	million	$560	million	4%

Third quarter revenue for the Pharmaceutical and Specialty Solutions segment increased 9% to $50.7 billion, driven by brand and specialty pharmaceutical sales growth from existing customers.

Pharmaceutical and Specialty Solutions segment profit increased 4% to $580 million in the third quarter, driven by positive generics program performance.

Global Medical Products and Distribution segment

	Q3 FY24		Q3 FY23		Y/Y
Revenue	$3.1	billion	$3.0	billion	4%
Segment profit	$20	million	$(46)	million	N.M.
Third quarter revenue for the Global Medical Products and Distribution segment increased 4% to $3.1 billion, driven by volume growth from existing customers.

Global Medical Products and Distribution segment profit increased $66 million to $20 million in the third quarter, driven by an improvement in net inflationary impacts, including mitigation initiatives.

Other4

	Q3 FY24		Q3 FY23		Y/Y
Revenue	$1.2	billion	$1.0	billion	14%
Segment profit	$111	million	$106	million	5%
Third quarter revenue for Other increased 14% to $1.2 billion, driven by growth across the three operating segments: at-Home Solutions, Nuclear and Precision Health Solutions and OptiFreight® Logistics.

Other segment profit increased 5% to $111 million in the third quarter, due to the performance of OptiFreight® Logistics.

Fiscal year 2024 outlook2

The company raised and narrowed its fiscal year 2024 guidance range for non-GAAP diluted earnings per share attributable to Cardinal Health, Inc. to $7.30 to $7.40, from $7.20 to $7.35.

This guidance includes an update to the company’s Pharmaceutical and Specialty Solutions segment profit outlook to 8.5% to 9.5% growth, from 7% to 9% growth.

Additionally, the company updated expectations for its non-GAAP effective tax rate to a range of 22% to 23%, from 23% to 24%.

Cardinal Health

Preliminary Fiscal Year 2025 outlook2

The company is also providing preliminary guidance for fiscal year 2025:

FY25 outlook
Non-GAAP Diluted EPS	At least $7.50
Pharmaceutical and Specialty Solutions	At least 1% Segment profit growth
Global Medical Products and Distribution	~$175M Segment profit
Other[4]	~10% Segment profit growth
Interest and Other	$160M to $190M
Non-GAAP Effective Tax Rate	23% to 24%
Diluted weighted average shares outstanding	244M to 245M
Baseline share repurchases	$500M

Recent highlights
•Cardinal Health completed its acquisition of Specialty Networks. Specialty Networks is an integrated multi-specialty platform that creates clinical and economic value for independent specialty providers and partners across urology, gastroenterology and rheumatology.
•Cardinal Health announced that its Board of Directors has elected Robert "Bob" Azelby as an independent director, effective March 1, 2024. Mr. Azelby joins the board with over 30 years of experience, including as a Chief Executive Officer and board member in the biopharmaceutical, oncology and other specialty industries.
•Cardinal Health's U.S. Medical Products and Distribution business was recognized for high achievements in supply chain resiliency by HIRC’s Resiliency Badge program, a healthcare industry benchmark.
•Cardinal Health released its Fiscal 2023 Environmental, Social and Governance (ESG) Report, highlighting the company's work toward building a healthier, more equitable future. Additionally, the company received approval by the Science Based Targets initiative (SBTi) for its near-term science-based greenhouse gas (GHG) emissions reduction targets.
•Debbie Weitzman, CEO of the Pharmaceutical and Specialty Solutions segment, and Michelle Greene, EVP, Chief Information Officer, were named to Reuters’ Trailblazing Women lists for significant contributions to their fields. Additionally, Ola Snow, Chief Human Resources Officer, was selected as one of The HR Digest's top CHROs shaping the future of work.
•Fortune has recognized Cardinal Health as one of America’s Most Innovative Companies for the second year in a row.

Cardinal Health

Upcoming webcasted investor events

•Bank of America Securities Health Care Conference at 11:00 a.m. EST, May 14, 2024
•Leerink Partners Healthcare Crossroads Conference at 9:00 a.m. EST, May 29, 2024

Webcast
Cardinal Health will host a webcast today at 8:30 a.m. Eastern Standard Time to discuss third-quarter results. To access the webcast and corresponding slide presentation, go to the Investor Relations page at ir.cardinalhealth.com. No access code is required.

Presentation slides and a webcast replay will be available on the Investor Relations page for 12 months.

About Cardinal Health
Cardinal Health is a distributor of pharmaceuticals, a global manufacturer and distributor of medical and laboratory products, and a provider of performance and data solutions for health care facilities. With more than 50 years in business, operations in more than 30 countries and approximately 48,000 employees globally, Cardinal Health is essential to care. Information about Cardinal Health is available at cardinalhealth.com.

Contacts
Media: Erich Timmerman, erich.timmerman@cardinalhealth.com and 614.757.8231
Investors: Matt Sims, matt.sims@cardinalhealth.com and 614.553.3661

1GAAP refers to U.S. generally accepted accounting principles. This news release includes GAAP financial measures as well as non-GAAP financial measures, which are financial measures not calculated in accordance with GAAP. See "Use of Non-GAAP Measures" following the attached schedules for definitions of the non-GAAP financial measures presented in this news release and see the attached schedules for reconciliations of the differences between the non-GAAP financial measures and their most directly comparable GAAP financial measures.
2The company does not provide forward-looking guidance on a GAAP basis as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. See "Use of Non-GAAP Measures" following the attached schedules for additional explanation.
3Previously reported segment results have been recast to conform to the company's updated segment reporting structure.
4Other includes the following three operating segments: Nuclear and Precision Health Solutions (NPHS), at-Home Solutions and OptiFreight® Logistics, which are not significant enough individually to require reportable segment disclosure.

Cardinal Health uses its website as a channel of distribution for material company information. Important information, including news releases, financial information, earnings and analyst presentations, and information about upcoming presentations and events is routinely posted and accessible on the Investor Relations page at ir.cardinalhealth.com. In addition, the website allows investors and other interested persons to sign up automatically to receive email alerts when the company posts news releases, SEC filings and certain other information on its website.

Cardinal Health

Cautions Concerning Forward-Looking Statements
This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," “will," "should," "could," "would," "project," "continue,” "likely," and similar expressions, and include statements reflecting future results or guidance, statements of outlook and various accruals and estimates. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include risks arising from ongoing inflationary pressures, including the risk that our plans to mitigate such effects may not be as successful as we anticipate or that costs could remain elevated; risks associated with our ongoing review of our operations, portfolio and businesses, including the risk that our management team could become distracted or that the outcome of such review may have unintended consequences; competitive pressures in Cardinal Health's various lines of business, including the risk that customers may reduce purchases made under their contracts with us or terminate or not renew their contracts; the risk that we may not be as successful as anticipated in mitigating the negative impacts from the recent loss of a significant Pharmaceutical and Specialty Solutions segment customer contract; the performance of our generics program, including the amount or rate of generic deflation and our ability to offset generic deflation and maintain other financial and strategic benefits through our generic sourcing venture or other components of our generics programs; ongoing risks associated with the distribution of opioids, including the financial impact associated with the settlements with governmental authorities and other parties and the risk that challenges to tax deductions for opioid-related losses could adversely impact our financial results; risks arising from the Department of Justice investigation which concerns our anti-diversion program and risks associated with the injunctive relief requirements under the national settlement; risks associated with the manufacture and sourcing of certain products, including risks related to our ability and the ability of third-party manufacturers to import or export certain products or component parts and to comply with applicable regulations, including the recent scrutiny on products manufactured in or sourced from China; our ability to manage uncertainties associated with the pricing of branded pharmaceuticals; risks associated with business process initiatives, such as the Global Medical Products and Distribution Improvement Plan, including the possibility that they could fail to achieve the intended results; the risk that we may not realize the anticipated benefits related to our updated operating and segment reporting structure; and risks associated with the acquisition of Specialty Networks, including the risk that we may fail to realize the anticipated strategic and financial benefits. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health's Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This news release reflects management’s views as of May 2, 2024. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement. Forward-looking statements are aspirational and not guarantees or promises that goals, targets or projections will be met, and no assurance can be given that any commitment, expectation, initiative or plan in this news release can or will be achieved or completed.

Schedule 1
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Third Quarter			Year-to-Date
(in millions, except per common share amounts)	2024	2023	% Change	2024	2023	% Change
Revenue	$54,911	$50,487	9%	$167,119	$151,559	10%
Cost of products sold	52,964	48,702	9%	161,558	146,497	10%
Gross margin	1,947	1,785	9%	5,561	5,062	10%

Operating expenses:
Distribution, selling, general and administrative expenses	1,282	1,179	9%	3,762	3,567	5%
Restructuring and employee severance	53	16		106	62
Amortization and other acquisition-related costs	80	74		207	216
Impairments and (gain)/loss on disposal of assets, net [1]	84	20		622	883
Litigation (recoveries)/charges, net	81	(76)		29	(256)
Operating earnings	367	572	(36)%	835	590	42%

Other (income)/expense, net	(7)	—		(25)	(5)
Interest expense, net	33	28	18%	55	78	(29)%
Earnings before income taxes	341	544	(37)%	805	517	56%

Provision for income taxes [2]	82	197	(58)%	186	189	(2)%
Net earnings	259	347	(25)%	619	328	89%

Less: Net earnings attributable to noncontrolling interests	(1)	(2)		(3)	(3)
Net earnings attributable to Cardinal Health, Inc.	$258	$345	(25)%	$616	$325	90%

Earnings per common share attributable to Cardinal Health, Inc.:
Basic	$1.06	$1.35	(21)%	$2.51	$1.24	N.M.
Diluted	1.05	1.34	(22)%	2.49	1.23	N.M.

Weighted-average number of common shares outstanding:
Basic	243	256		245	263
Diluted	245	258		247	264
1 For the three and nine months ended March 31, 2024, impairments and (gain)/loss on disposal of assets, net includes pre-tax goodwill impairment charges of $90 million and $671 million, respectively, related to the Global Medical Products and Distribution ("GMPD") segment. During the nine months ended March 31, 2023, impairments and (gain)/loss on disposal of assets, net included pre-tax impairment charges of $863 million related to the GMPD segment.
2 For fiscal 2024, the net tax benefit related to the impairment charge is $56 million and is included in the annual effective tax rate. As a result, the tax benefit recognized during the nine months ended March 31, 2024 increased approximately by an incremental $36 million which will reverse in the fourth quarter of the fiscal year. For fiscal 2023, the net tax benefit related to these impairment charges was $68 million and was included in the annual effective tax rate. As a result, the tax benefit recognized during the nine months ended March 31, 2023 increased approximately by an incremental $66 million which reversed in the fourth quarter of fiscal 2023.

Schedule 2
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(in millions)	March 31, 2024	June 30, 2023
Assets	(Unaudited)
Current assets:
Cash and equivalents	$3,718	$4,043
Trade receivables, net	11,566	11,344
Inventories, net	17,277	15,940
Prepaid expenses and other	3,161	2,362
Assets held for sale	12	144
Total current assets	35,734	33,833

Property and equipment, net	2,470	2,462
Goodwill and other intangibles, net	6,507	6,081
Other assets	1,169	1,041
Total assets	$45,880	$43,417

Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$32,089	$29,813
Current portion of long-term obligations and other short-term borrowings	1,187	792
Other accrued liabilities	3,030	3,059
Liabilities related to assets held for sale	—	42
Total current liabilities	36,306	33,706

Long-term obligations, less current portion	4,667	3,909
Deferred income taxes and other liabilities	8,169	8,653

Total shareholders’ deficit	(3,262)	(2,851)
Total liabilities and shareholders’ deficit	$45,880	$43,417

Schedule 3
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Third Quarter		Year-to-Date
(in millions)	2024	2023	2024	2023
Cash flows from operating activities:
Net earnings	$259	$347	$619	$328

Adjustments to reconcile net earnings to net cash provided by/(used in) operating activities:
Depreciation and amortization	177	175	524	516
Impairments and (gain)/loss on disposal of assets, net	84	20	622	883
Share-based compensation	31	21	88	69
Provision for bad debts	16	20	59	79
Change in operating assets and liabilities, net of effects from acquisitions and divestitures:
(Increase)/decrease in trade receivables	225	409	(262)	(510)
(Increase)/decrease in inventories	1,165	631	(1,371)	(1,012)
Increase/(decrease) in accounts payable	(2,170)	(481)	2,276	2,473
Other accrued liabilities and operating items, net	164	219	(870)	(845)
Net cash provided by/(used in) operating activities	(49)	1,361	1,685	1,981

Cash flows from investing activities:
Acquisition of subsidiaries, net of cash acquired	(1,192)	(10)	(1,192)	(10)
Proceeds from divestitures, net of cash sold	—	—	9	—
Additions to property and equipment	(112)	(109)	(318)	(264)
Proceeds from disposal of property and equipment	8	—	10	2
Purchases of investments	(1)	(1)	(3)	(6)
Proceeds from investments	—	—	1	1
Proceeds from net investment hedge terminations	—	29	28	29
Purchases of short-term time deposits	(550)	—	(550)	—
Net cash used in investing activities	(1,847)	(91)	(2,015)	(248)

Cash flows from financing activities:
Proceeds from long-term obligations, net of issuance costs	1,139	—	1,139	—
Reduction of long-term obligations	(8)	(558)	(23)	(571)
Net tax proceeds from share-based compensation	22	2	23	11
Dividends on common shares	(122)	(128)	(377)	(399)
Purchase of treasury shares	—	(250)	(750)	(1,500)
Net cash provided by/(used in) financing activities	1,031	(934)	12	(2,459)

Effect of exchange rate changes on cash and equivalents	(8)	—	(7)	(1)

Net increase/(decrease) in cash and equivalents	(873)	336	(325)	(727)
Cash and equivalents at beginning of period	4,591	3,654	4,043	4,717
Cash and equivalents at end of period	$3,718	$3,990	$3,718	$3,990

Schedule 4
Cardinal Health, Inc. and Subsidiaries
Segment Information

	Third Quarter

	Pharmaceutical and Specialty Solutions		Global Medical Products and Distribution		Other
(in millions)	2024	2023	2024	2023	2024	2023
Revenue
Amount	$50,651	$46,496	$3,113	$2,989	$1,167	$1,025
Growth rate	9%	14%	4%	(8)%	14%	16%

Segment profit
Amount	$580	$560	$20	$(46)	$111	$106
Growth rate	4%	23%	N.M.	N.M.	5%	13%
Segment profit margin	1.15%	1.20%	0.64%	(1.54)%	9.51%	10.34%

	Year-to-Date

	Pharmaceutical and Specialty Solutions		Global Medical Products and Distribution		Other
(in millions)	2024	2023	2024	2023	2024	2023
Revenue
Amount	$154,524	$139,441	$9,264	$9,140	$3,392	$3,038
Growth rate	11%	15%	1%	(10)%	12%	16%

Segment profit
Amount	$1,541	$1,394	$18	$(175)	$319	$305
Growth rate	11%	13%	N.M.	N.M.	5%	6%
Segment profit margin	1.00%	1.00%	0.19%	(1.91)%	9.40%	10.04%
The sum of the components and certain computations may reflect rounding adjustments.
Our previously reported fiscal 2023 segment results have been recast to conform to our new reporting structure and reflect changes in the elimination of inter-segment revenue and allocated corporate expenses for shared functions, which are driven by the reporting structure change.

Schedule 5
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation1

		Gross				Operating	Earnings			Net			Diluted
		Margin		SG&A [2]		Earnings	Before	Provision for		Earnings [3]	Effective		EPS [3]
(in millions, except per common share amounts)	Gross	Growth		Growth	Operating	Growth	Income	Income	Net	Growth	Tax	Diluted	Growth
	Margin	Rate	SG&A [2]	Rate	Earnings	Rate	Taxes	Taxes	Earnings [3]	Rate	Rate	EPS [3]	Rate
	Third Quarter 2024
GAAP	$1,947	9%	$1,282	9%	$367	(36)%	$341	$82	$258	(25)%	24.2%	$1.05	(22)%
Shareholder cooperation agreement costs	—		(1)		1		1	—	1			—
Restructuring and employee severance	—		—		53		53	14	39			0.16
Amortization and other acquisition-related costs	—		—		80		80	21	59			0.24
Impairments and (gain)/loss on disposal of assets, net [4]	—		—		84		84	(21)	105			0.44
Litigation (recoveries)/charges, net	—		—		81		81	34	47			0.19
Non-GAAP	$1,947	9%	$1,281	9%	$666	10%	$640	$130	$509	14%	20.4%	$2.08	20%

	Third Quarter 2023
GAAP	$1,785	6%	$1,179	4%	$572	N.M.	$544	$197	$345	N.M.	36.3%	$1.34	N.M.
Restructuring and employee severance	—		—		16		16	4	12			0.05
Amortization and other acquisition-related costs	—		—		74		74	19	55			0.21
Impairments and (gain)/loss on disposal of assets, net [4]	—		—		20		20	(69)	89			0.35
Litigation (recoveries)/charges, net	—		—		(76)		(76)	(22)	(54)			(0.21)
Non-GAAP	$1,785	6%	$1,179	4%	$606	11%	$578	$129	$447	11%	22.4%	$1.74	20%
1 For more information on these measures, refer to the Use of Non-GAAP Measures and Definitions schedules.
2 Distribution, selling, general and administrative expenses.
3 Attributable to Cardinal Health, Inc.
4 For the three months ended March 31, 2024, impairments and (gain)/loss on disposal of assets, net includes a pre-tax goodwill impairment charge of $90 million related to the GMPD segment. For fiscal 2024, the estimated net tax benefit related to the impairments is $56 million and is included in the annual effective tax rate. As a result, the amount of tax expense recognized increased approximately by an incremental $30 million during the three months ended March 31, 2024.
For the nine months ended March 31, 2023, impairments and (gain)/loss on disposal of assets, net included pre-tax impairment charges of $863 million related to the Global Medical Products and Distribution segment. For fiscal 2023, the net tax benefit related to the impairment was $68 million and was included in the annual effective tax rate. As a result, the amount of tax expense recognized increased approximately by an incremental $74 million during the three months ended March 31, 2023.
The sum of the components and certain computations may reflect rounding adjustments.
We generally apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 5
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation1

		Gross				Operating	Earnings			Net			Diluted
		Margin		SG&A [2]		Earnings	Before	Provision for		Earnings[3]	Effective		EPS [3]
	Gross	Growth		Growth	Operating	Growth	Income	Income	Net	Growth	Tax	Diluted	Growth
(in millions, except per common share amounts)	Margin	Rate	SG&A [2]	Rate	Earnings	Rate	Taxes	Taxes	Earnings [3]	Rate	Rate	EPS [3]	Rate
	Year-to-Date 2024
GAAP	$5,561	10%	$3,762	5%	$835	42%	$805	$186	$616	90%	23.2%	$2.49	N.M.
Shareholder cooperation agreement costs	—		(1)		1		1	—	1			—
Restructuring and employee severance	—		—		106		106	28	78			0.32
Amortization and other acquisition-related costs	—		—		207		207	54	153			0.62
Impairments and (gain)/loss on disposal of assets, net [4]	—		—		622		622	92	530			2.14
Litigation (recoveries)/charges, net	—		—		29		29	17	12			0.05
Non-GAAP	$5,561	10%	$3,762	6%	$1,799	20%	$1,769	$377	$1,389	24%	21.3%	$5.62	33%

	Year-to-Date 2023
GAAP	$5,062	2%	$3,567	5%	$590	N.M.	$517	$189	$325	N.M.	36.7%	$1.23	N.M.
State opioid assessment related to prior fiscal years	—		6		(6)		(6)	(2)	(4)			0.02
Shareholder cooperation agreement costs	—		(8)		8		8	2	6			(0.02)
Restructuring and employee severance	—		—		62		62	14	48			0.18
Amortization and other acquisition-related costs	—		—		216		216	56	160			0.61
Impairments and (gain)/loss on disposal of assets, net [4]	—		—		883		883	138	745			2.82
Litigation (recoveries)/charges, net	—		—		(256)		(256)	(98)	(158)			(0.60)
Non-GAAP	$5,062	2%	$3,565	5%	$1,497	(3)%	$1,424	$299	$1,122	(1)%	21.0%	$4.24	6%
1 For more information on these measures, refer to the Use of Non-GAAP Measures and Definitions schedules.
2 Distribution, selling, general and administrative expenses.
3 Attributable to Cardinal Health, Inc.
4 For the nine months ended March 31, 2024, impairments and (gain)/loss on disposal of assets, net includes cumulative pre-tax goodwill impairment charges of $671 million related to the GMPD segment. For fiscal 2024, the estimated net tax benefit related to the impairments is $56 million and is included in the annual effective tax rate. As a result, the incremental interim tax benefit recognized during the nine months ended March 31, 2024 is $36 million and will reverse in the fourth quarter of the fiscal year.
For the nine months ended March 31, 2023, impairments and (gain)/loss on disposal of assets, net included cumulative pre-tax goodwill impairment charges of $863 million related to the GMPD segment. For fiscal 2023, the net tax benefit related to the impairment was $68 million and was included in the annual effective tax rate. As a result, the incremental interim tax benefit recognized during the nine months ended March 31, 2023 was $66 million and reversed in the fourth quarter of fiscal 2023.
The sum of the components and certain computations may reflect rounding adjustments.
We generally apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 6
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation - GAAP Cash Flow to Non-GAAP Adjusted Free Cash Flow

	Third Quarter		Year-to-Date
(in millions)	2024	2023	2024	2023
GAAP - Cash Flow Categories
Net cash provided by/(used in) operating activities	$(49)	$1,361	$1,685	$1,981
Net cash used in investing activities	(1,847)	(91)	(2,015)	(248)
Net cash provided by/(used in) financing activities	1,031	(934)	12	(2,459)
Effect of exchange rate changes on cash and equivalents	(8)	—	(7)	(1)
Net increase/(decrease) in cash and equivalents	$(873)	$336	$(325)	$(727)

Non-GAAP Adjusted Free Cash Flow
Net cash provided by/(used in) operating activities	$(49)	$1,361	$1,685	$1,981
Additions to property and equipment	(112)	(109)	(318)	(264)
Payments related to matters included in litigation (recoveries)/charges, net	246	57	761	373
Non-GAAP Adjusted Free Cash Flow	$85	$1,309	$2,128	$2,090
For more information on these measures, refer to the Use of Non-GAAP Measures and Definitions schedules.

Cardinal Health, Inc. and Subsidiaries

Use of Non-GAAP Measures
This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP").
In addition to analyzing our business based on financial information prepared in accordance with GAAP, we use these non-GAAP financial measures internally to evaluate our performance, engage in financial and operational planning, and determine incentive compensation because we believe that these measures provide additional perspective on and, in some circumstances are more closely correlated to, the performance of our underlying, ongoing business. We provide these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on our financial and operating results on a year-over-year basis and in comparing our performance to that of our competitors. However, the non-GAAP financial measures that we use may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The non-GAAP financial measures disclosed by us should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth below should be carefully evaluated.
Exclusions from Non-GAAP Financial Measures
Management believes it is useful to exclude the following items from the non-GAAP measures presented in this report for its own and for investors’ assessment of the business for the reasons identified below:
•LIFO charges and credits are excluded because the factors that drive last-in first-out ("LIFO") inventory charges or credits, such as pharmaceutical manufacturer price appreciation or deflation and year-end inventory levels (which can be meaningfully influenced by customer buying behavior immediately preceding our fiscal year-end), are largely out of our control and cannot be accurately predicted. The exclusion of LIFO charges and credits from non-GAAP metrics facilitates comparison of our current financial results to our historical financial results and to our peer group companies’ financial results. We did not recognize any LIFO charges or credits during the periods presented.
•State opioid assessments related to prior fiscal years is the portion of state assessments for prescription opioid medications that were sold or distributed in periods prior to the period in which the expense is incurred. This portion is excluded from non-GAAP financial measures because it is retrospectively applied to sales in prior fiscal years and inclusion would obscure analysis of the current fiscal year results of our underlying, ongoing business. Additionally, while states' laws may require us to make payments on an ongoing basis, the portion of the assessment related to sales in prior periods are contemplated to be one-time, nonrecurring items. Income from state opioid assessments related to prior fiscal years represents reversals of accruals due to changes in estimates or when the underlying assessments were invalidated by a Court or reimbursed by manufacturers.
•Shareholder cooperation agreement costs includes costs such as legal, consulting and other expenses incurred in relation to the agreement (the "Cooperation Agreement") entered into among Elliott Associates, L.P., Elliott International, L.P. (together, "Elliott") and Cardinal Health, including costs incurred to negotiate and finalize the Cooperation Agreement and costs incurred by the Business Review Committee of the Board of Directors, which was formed under this Cooperation Agreement. We have excluded these costs from our non-GAAP metrics because they do not occur in or reflect the ordinary course of our ongoing business operations and may obscure analysis of trends and financial performance.
•Restructuring and employee severance costs are excluded because they are not part of the ongoing operations of our underlying business and include, but are not limited to, costs related to divestitures, closing and consolidating facilities, changing the way we manufacture or distribute our products, moving manufacturing of a product to another location, changes in production or business process outsourcing or insourcing, employee severance and realigning operations.
•Amortization and other acquisition-related costs, which include transaction costs, integration costs, and changes in the fair value of contingent consideration obligations, are excluded because they are not part of the ongoing operations of our underlying business and to facilitate comparison of our current financial results to our historical financial results and to our peer group companies' financial results. Additionally, costs for amortization of acquisition-related intangible assets are non-cash amounts, which are variable in amount and frequency and are significantly impacted by the timing and size of acquisitions, so their exclusion facilitates comparison of historical, current and forecasted financial results. We also exclude other acquisition-related costs, which are directly related to an acquisition but do not meet the criteria to be recognized on the acquired entity’s initial balance sheet as part of the purchase price allocation. These costs are also significantly impacted by the timing, complexity and size of acquisitions.
•Impairments and gain or loss on disposal of assets, net are excluded because they do not occur in or reflect the ordinary course of our ongoing business operations and are inherently unpredictable in timing and amount, and in the case of impairments, are non-cash amounts, so their exclusion facilitates comparison of historical, current and forecasted financial results.
•Litigation recoveries or charges, net are excluded because they often relate to events that may have occurred in prior or multiple periods, do not occur in or reflect the ordinary course of our business and are inherently unpredictable in timing and amount.
•Loss on early extinguishment of debt is excluded because it does not typically occur in the normal course of business and may obscure analysis of trends and financial performance. Additionally, the amount and frequency of this type of charge is not consistent and is significantly impacted by the timing and size of debt extinguishment transactions.

The tax effect for each of the items listed above is determined using the tax rate and other tax attributes applicable to the item and the jurisdiction(s) in which the item is recorded. The gross, tax and net impact of each item are presented with our GAAP to non-GAAP reconciliations.

Non-GAAP adjusted free cash flow: We provide this non-GAAP financial measure as a supplemental metric to assist readers in assessing the effects of items and events on our cash flow on a year-over-year basis and in comparing our performance to that of our peer group companies. In calculating this non-GAAP metric, certain items are excluded from net cash provided by/(used in) operating activities because they relate to significant and unusual or non-recurring events and are inherently unpredictable in timing and amount. We believe adjusted free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, debt repayments, dividend payments, share repurchases, strategic acquisitions, or other strategic uses of cash. A reconciliation of our GAAP financial results to Non-GAAP adjusted free cash flow is provided in Schedule 6 of the financial statement tables included with this release.

Forward Looking Non-GAAP Measures
In this document, the Company presents certain forward-looking non-GAAP metrics. The Company does not provide outlook on a GAAP basis because the items that the Company excludes from GAAP to calculate the comparable non-GAAP measure can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company’s routine operating activities. Additionally, management does not forecast many of the excluded items for internal use and therefore cannot create or rely on outlook done on a GAAP basis.
The occurrence, timing and amount of any of the items excluded from GAAP to calculate non-GAAP could significantly impact the Company’s fiscal 2024 GAAP results. Over the past five fiscal years, the excluded items have impacted the Company’s EPS from $0.75 to $18.06, which included a $17.54 charge related to the opioid litigation we recognized in fiscal 2020.

Definitions

Growth rate calculation: growth rates in this report are determined by dividing the difference between current-period results and prior-period results by prior-period results.
Interest and Other, net: other (income)/expense, net plus interest expense, net.

Segment Profit: segment revenue minus (segment cost of products sold and segment distribution, selling, general and administrative expenses).
Segment Profit margin: segment profit divided by segment revenue.
Non-GAAP gross margin: gross margin, excluding LIFO charges/(credits).
Non-GAAP distribution, selling, general and administrative expenses or Non-GAAP SG&A: distribution, selling, general and administrative expenses, excluding state opioid assessment related to prior fiscal years and shareholder cooperation agreement costs.
Non-GAAP operating earnings: operating earnings excluding (1) LIFO charges/(credits), (2) state opioid assessment related to prior fiscal years, (3) shareholder cooperation agreement costs, (4) restructuring and employee severance, (5) amortization and other acquisition-related costs, (6) impairments and (gain)/loss on disposal of assets, net and (7) litigation (recoveries)/charges, net.
Non-GAAP earnings before income taxes: earnings before income taxes excluding (1) LIFO charges/(credits), (2) state opioid assessment related to prior fiscal years, (3) shareholder cooperation agreement costs, (4) restructuring and employee severance, (5) amortization and other acquisition-related costs, (6) impairments and (gain)/loss on disposal of assets, net, (7) litigation (recoveries)/charges, net and (8) loss on early extinguishment of debt.
Non-GAAP net earnings attributable to Cardinal Health, Inc.: net earnings attributable to Cardinal Health, Inc. excluding (1) LIFO charges/(credits), (2) state opioid assessment related to prior fiscal years, (3) shareholder cooperation agreement costs, (4) restructuring and employee severance, (5) amortization and other acquisition-related costs, (6) impairments and (gain)/loss on disposal of assets, net, (7) litigation (recoveries)/charges, net and (8) loss on early extinguishment of debt, each net of tax.
Non-GAAP effective tax rate: provision for income taxes adjusted for the tax impacts of (1) LIFO charges/(credits), (2) state opioid assessment related to prior fiscal years, (3) shareholder cooperation agreement costs, (4) restructuring and employee severance, (5) amortization and other acquisition-related costs, (6) impairments and (gain)/loss on disposal of assets, net, (7) litigation (recoveries)/charges, net and (8) loss on early extinguishment of debt divided by (earnings before income taxes adjusted for the eight items above).
Non-GAAP diluted earnings per share attributable to Cardinal Health, Inc.: non-GAAP net earnings attributable to Cardinal Health, Inc. divided by diluted weighted-average shares outstanding.
Non-GAAP adjusted free cash flow: net cash provided by/(used in) operating activities less payments related to additions to property and equipment, excluding settlement payments and receipts related to matters included in litigation (recoveries)/charges, net, as defined above, or other significant and unusual or non-recurring cash payments or receipts.